UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): June 19, 2006

                             THOMAS EQUIPMENT, INC.
                             ----------------------
               (Exact name of registrant as specified in charter)

         Delaware                      333-44586                 58-3565680
         --------                      ---------                 -----------
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

       1818 North Farwell Avenue, Milwaukee, WI                    53202
       ----------------------------------------                    -----
       (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (312) 224-8812

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On June 19, 2006, Dr. William Davis was appointed as Chief Operating Officer of Thomas Equipment, Inc. (the "Company"). Dr. Davis has more than twenty years of experience in operations improvement, operations management, process reengineering, failure analysis, cost control management and supply chain management. From December 2000 through the present, Dr. Davis has been a partner in Six Sigma Solutions, LLC, a consultant for operational turnarounds. From August 2004 until September 2005, Dr. Davis was a Managing Director of XROADS, LLC, a consultant for operational turnarounds. From January 2002 thorough July 2004, Dr. Davis was President of Emerging Solutions, a startup technology consulting firm. From May 2000 to May 2001, Dr. Davis was Senior Vice President, Operations, for VPNet Technologies, a communications/internet security firm. Prior to that time. Dr. Davis held various positions with Iomega Corporation, GEC-Plessey Semiconductors and Maxtor Corporation. Dr. Davis has a PhD from Stanford University, MSCS from Northeastern University, BSEE from University of Nebraska and BA from Almeda University.

      On June 19, 2006, we entered into an employment agreement with Dr. William Davis. Pursuant to the agreement, effective July 1, 2006, Dr. Davis is employed as our Chief Operating Officer for a term of three years. His employment may be renewed for successive terms of three years, unless either party provides written notice to the other at least 60 days prior to expiration of their intent not to renew the agreement. The agreement may be terminated by the Company at any time with 60 days notice. Dr. Davis may terminate the agreement on 30 days written notice and in certain circumstances, including re-location of the Company's executive offices and a non-negotiated change in control of the Company.

      Dr. Davis is entitled to receive an annual base salary of $200,000, subject to annual increase at the discretion of the Board of Directors, as well as customary benefits and reimbursements. He is also entitled to annual discretionary bonuses and stock option awards, as determined by the Board of Directors. In addition, Dr. Davis received a signing bonus of $25,000. Dr. Davis also received an option to purchase 100,000 shares of common stock at an exercise price of $1.00 per share, exercisable for a period of five years.

      On June 19, 2006, James E. Patty, our Chief Operating Officer and Interim Chief Executive Officer was appointed as Chief Executive Officer of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number                               Description
--------------------------------------------------------------------------------
10.1              Employment Agreement between Thomas Equipment, Inc. and
                  Dr. William Davis, dated as of June 19, 2006


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THOMAS EQUIPMENT, INC.


Date: June 22, 2006                                  /s/ JAMES E. PATTY
                                                     ---------------------------
                                                     James E. Patty,
                                                     Chief Executive Officer


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